UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 19, 2014 (the “Grant Date”), the Board of Directors (the “Board”) of AVEO Pharmaceuticals, Inc. (the “Company”) granted performance-based equity awards (the “2014 Performance Options”) under the Company’s amended and restated 2010 Stock Incentive Plan to the Company’s executive and non-executive employees to retain and incentivize them to increase the value of the Company for its shareholders. The 2014 Performance Options were previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2014. One executive officer, Michael Bailey, the Company’s Chief Executive Officer, and four non-executive employees have currently outstanding 2014 Performance Options. Upon vesting, the outstanding 2014 Performance Options would be exercisable for a total of approximately 200,000 shares of the Company’s common stock, inclusive of 167,500 shares for Mr. Bailey. 33% of the 2014 Performance Options were cancelled in 2016 as they were subject to a performance milestone that was not achieved.

On August 15, 2017, the Board, at the recommendation of the Compensation Committee, which is comprised of the Board’s three independent directors, approved an amendment to the 2014 Performance Options to convert the previous performance targets, which were based on the price of the Company’s common stock, to targets based on an equivalent level of growth in the Company’s market capitalization. The amendment was enacted in order to better balance the goal of growth in share price with the goals of sound financial management and long-term success of the Company. The exercise price of the 2014 Performance Options, which is $1.57 per share, was not amended in order to maintain alignment with shareholder interests.

As amended, the vesting schedule for the outstanding 2014 Performance Options is as follows:

•	Approximately 49% of the shares will vest on the date on which the Compensation Committee determines that the Company’s market capitalization reaches and remains at approximately three times (3x) the Company’s market capitalization at the Grant Date for 30 consecutive trading days during the period beginning August 15, 2017 and ending December 31, 2017 (the “Second Milestone Event”); and

•	Approximately 51% of the shares will vest on the date on which the Compensation Committee determines that the Company’s market capitalization reaches and remains at approximately four times (4x) the Company’s market capitalization at the Grant Date for 30 consecutive trading days during the period beginning August 15, 2017 and ending December 31, 2018 (the “Third Milestone Event”).

In addition to the achievement of the Milestone Events, the optionees must be employed by the Company through the announcement of topline data in the Company’s TIVO-3 trial or the date on which a Milestone Event occurs, whichever is later, for the related portion of their 2014 Performance Options to vest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: August 17, 2017

By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer